Exhibit 99.1

Caliber Regains Compliance with Nasdaq
Stockholders' Equity Requirement

SCOTTSDALE, AZ, November 18, 2025 – Caliber (Nasdaq: CWD), a diversified real estate and digital asset management platform, today announced that on November 17, 2025, it received notice from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that it has regained compliance with the minimum stockholders' equity requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders' equity of at least $2,500,000, and that the matter is now considered closed.

“We are pleased to have regained compliance with Nasdaq's minimum stockholders' equity requirement, reflecting our improved financial position and continued focus on building long-term shareholder value" stated Chris Loeffler, CEO of Caliber.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.7 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-

looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations
Ilya Grozovsky
+1 480-214-1915
Ilya@caliberco.com